Tenable Completes Acquisition of Alsid and Launches Tenable.ad to Secure Active Directory Environments
Columbia, MD (April 27, 2021) -- Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the Cyber Exposure company, today announced that it completed the acquisition of Alsid SAS (“Alsid”), a leader in securing Active Directory, on April 26, 2021. The acquisition combines the complementary strengths of two cybersecurity innovators and marks an important milestone in Tenable’s vision to help organizations understand and reduce cyber risk across the entire attack surface. Today, Tenable also announced the availability of Tenable.ad, a new solution leveraging Alsid technology to secure Active Directory environments and disrupt one of the most common attack paths in both advanced persistent threats and common hacks.
Active Directory is used by 90 percent of Fortune 1000 organizations as their primary method for authentication and authorization, according to Frost & Sullivan. Its ubiquity makes Active Directory a favored attack vector for bad actors who use its misconfigurations to move laterally across systems and escalate privileges. This risk has never been more acute than it is today, with so many people working remotely and often using personal devices to connect to corporate systems. Active Directory plays a critical role in managed single sign-on and the level of access users are granted once authenticated.
“Active Directory is commonly targeted in attacks and is often the first thing bad actors go after when they gain access. Understanding your Active Directory security posture is a strategic and important complement to vulnerability management and is imperative to managing risk, especially in complex cloud and hybrid environments,” said Amit Yoran, chairman and CEO, Tenable. “We are delighted to welcome the Alsid team to Tenable and to offer Tenable.ad to our customers so we can help them focus on the security challenges that pose the greatest risk to their business.”
With Alsid’s deep expertise in securing Active Directory, Tenable is adding a new and innovative approach to disrupting cyberattacks. Tenable’s industry-leading risk-based vulnerability management solutions enable organizations to predict which vulnerabilities an attacker could leverage to gain an initial foothold. From there, Tenable.ad enables users to find and fix existing weaknesses and detects ongoing attacks in real time without the need to deploy agents or use privileged accounts. Tenable.ad, now generally available, is a Software as a Service (SaaS) solution with an on-premises deployment option. Existing Alsid SaaS customers have the option of upgrading to Tenable.ad immediately. Learn more about Tenable.ad.
“Today Alsid joins forces with Tenable. We share a singular vision to help our customers with a more holistic approach to foundational cybersecurity that includes powerfully effective solutions to prevent and detect Active Directory-focused attacks,” said Emmanuel Gras, CEO and co-founder, Alsid. “While this milestone is important validation, we’re even more excited about the opportunities ahead of us as we integrate capabilities and expand into new markets globally.”
Under the terms of the agreement, Tenable acquired Alsid for a total purchase price of approximately $98 million in cash, subject to customary purchase price adjustments.
For more information about the announcement, visit the Investor FAQ page. Tenable also shares news and updates on its Investor Relations website at investors.tenable.com, which may be of interest or material to Tenable investors.
About Tenable
Tenable® is the Cyber Exposure company. Over 30,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 30 percent of the Global 2000, and large government agencies. Learn more at www.tenable.com.
Forward Looking Statements
This press release contains forward-looking information that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the acquisition of Alsid, product developments and other possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to successfully integrate Alsid’s operations; our ability to implement our plans, forecasts and other expectations with respect to Alsid’s business; our ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; disruption from the acquisition making it more difficult to maintain business and operational relationships; the inability to retain key employees; the negative effects of the consummation of the acquisition on the market price of our common stock or on our operating results; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base, our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally.
Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings that we make from time to time with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
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